UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 11, 2015

HRG Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4219	74-1339132
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

450 Park Avenue, 29th Floor

New York, New York 10022

(212) 906-8555

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

As previously announced, on April 28, 2015, Spectrum Brands Holdings, Inc. (“SB Holdings”; NYSE: SPB), a majority-owned subsidiary of HRG Group, Inc. (“HRG”; NYSE: HRG), entered into an Agreement and Plan of Merger (the “AAG Merger Agreement”) with Armored AutoGroup Parent Inc. (“AAG”), Ignite Merger Sub, Inc., an indirect wholly owned subsidiary of SB Holdings, and Avista Capital Partners II GP, LLC, as representative for the shareholders and optionholders of AAG. Under the AAG Merger Agreement, SB Holdings will acquire AAG for a purchase price of approximately $1.4 billion (subject to customary adjustments for cash, debt, net working capital and transaction-related expenses described in the AAG Merger Agreement), which will be paid entirely in cash (the “AAG Acquisition”). SB Holdings expects to finance the $1.4 billion cash purchase price of the acquisition and related fees and expenses through a combination of new debt and approximately $500 million of SB Holdings common stock, including equity to be purchased by HRG through one of its wholly-owned subsidiaries.

In connection with the financing of the AAG Acquisition, HRG is including in this Current Report on Form 8-K: (i) audited consolidated financial statements of AAG as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014; (ii) audited consolidated financial statements of Armored AutoGroup Inc. as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014; and (iii) audited consolidated financial statements of IDQ Holdings, Inc. and subsidiary as of December 31, 2014 and December 31, 2013 and for the period January 1, 2014 through March 16, 2014 (Predecessor), the period March 17, 2014 through December 31, 2014 (Successor), for the year ended December 31, 2013 (Predecessor), for the period December 27, 2012 through December 31, 2012 (Predecessor) and for the period January 1, 2012 through December 26, 2012 (Predecessor). The audited financial statements of AAG, Armored AutoGroup Inc. and IDQ Holdings, Inc. discussed above are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively.

As reported in Armored AutoGroup Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “Armored AutoGroup 10-K”), in connection with the preparation of Armored AutoGroup Inc.’s financial statements for the year ended December 31, 2014, certain significant deficiencies in internal control became evident to its management that, in the aggregate, represent a material weakness. None of the deficiencies individually represented a material weakness, and all resulting adjustments, none of which were material, have been reflected in the Armored AutoGroup Inc.’s consolidated financial statements. The Armored AutoGroup 10-K is expressly not incorporated by reference into this Current Report on Form 8-K.

Spectrum Brands was aware of and reviewed these deficiencies as part of its due diligence process and determined that they were not material to Spectrum Brands. Spectrum will continue to evaluate and monitor these deficiencies as it integrates AAG into its control environment following the acquisition.

Except as expressly set forth by specific reference in another document, the information in this Current Report on Form 8-K and the exhibits hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of our filings under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are being furnished with this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Audited consolidated financial statements of Armored AutoGroup Parent, Inc. as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014.

99.2	Audited consolidated financial statements of Armored AutoGroup Inc. as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014.

99.3	Audited consolidated financial statements of IDQ Holdings, Inc. and subsidiary as of December 31, 2014 and December 31, 2013 and for the period January 1, 2014 through March 16, 2014 (Predecessor), the period March 17, 2014 through December 31, 2014 (Successor), for the year ended December 31, 2013 (Predecessor), for the period December 27, 2012 through December 31, 2012 (Predecessor) and for the period January 1, 2012 through December 26, 2012 (Predecessor).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

HRG Group, Inc.

By:	/s/ Ehsan Zargar
Name: Ehsan Zargar
Title: Senior Vice President, General Counsel & Corporate Secretary

Dated: May 11, 2015